                                                                    Exhibit 99.3

This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of ORATEC. At the time a subsidiary of Smith & Nephew commences its offer, it will file a Tender Offer Statement with the Securities and Exchange Commission and ORATEC will file a Solicitation/Recommendation Statement with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The offer to purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of ORATEC, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed with the Commission) and the Solicitation/Recommendation Statement will also be available for free at the Commission's Web site at www.sec.gov

                                 Acquisition of
                           ORATEC Interventions, Inc.

                                                                    Smith+Nephew


                                 Slide 1 of 12

ORATEC Acquisition

  Announcing a $310m tender offer of $12.50 a share

  Major advantages for Smith & Nephew Endoscopy -

    A leadership position in RF in arthroscopy

    New position in emerging minimally-invasive spine market

    Potential for other endoscopic procedures

    Substantial distribution leverage opportunities

    Significant integration benefits

  Earnings enhancing (pre goodwill) in first full year

                                                                    Smith+Nephew

                                 Slide 2 of 12

Smith & Nephew Endoscopy

  Value Drivers
    Access
    Visualization
    Resection
    Repair

  Focus on Technique not Product
    Arthroscopy - Market Leader
    Digital OR Innovator
    Vascular - minimally invasive
    phlebectomy - TriVex
    Specialty Abdominal - HandPort(TM)

  2001 sales growth - 14%


                                  [Pie Chart]

                             Global Endoscopy Market

                                   $5 billion

                                     S&N 7%

                                    BSCI 9%

                                    Storz 6%

                                  Olympus 11%

                                   Stryker 4%

                                  Medtronic 4%

                                  Linvatec 4%

                                    J&J 15%

                                    Bard 4%

                                    Tyco 6%

                                   Guidant 3%

                                   Other 27%

                               Smith & Nephew 30%

                                  Linvatec 14%

                                  Arthrex 13%

                                   Stryker 8%

                                   Mitek 11%

                                 Arthrocare 7%

                                   ORATEC 3%

                                   Others 14%


                                                                  Smith+Nephew


                                  Slide 3 of 12

ORATEC

  RF focus arthroscopic and
  spine segments

    Sales of $48 million in 2001
    Products leverage unique
    advantage in temperature
    control and feedback

  Strong IP

  Innovator in tissue shrinkage
  applications


                                   [Pie Chart]

                        2001 Global Arthroscopy RF Market
                                      $122M

                                 Mitek 25% $30M

                                ORATEC 22% $27M

                              Arthrocare 52% $63M

                                  Other 2% $2M

                                                                    Smith+Nephew



                                 Slide 4 of 12

Minimally Invasive Spine

  One of the fastest growing
  specialties in the spine market

  SpineCATH(TM) IntraDiscal

  ElectroThermal Therapy (IDET(TM))

  Controlled heat to modify tissue in
  the disc wall

  Direct spine sales force

  Clinical studies to drive
  reimbursement

                                  [Pie Chart]

                    ORA-50 S ElectroThermal Spine Generator

                               ORAflex(TM) probe
                              with deflectable tip

                             SpineCATH(R) Catheter

                                                                    Smith+Nephew


                                 Slide 5 of 12

Acquisition Synergies

    Technology

    Sales

    Operations

    New Techniques


One of the broadest RF technology
portfolios in the world

Global endoscopy market
coverage and capabilities

Industry leading cost, quality and
service

Expanded offering in rapidly
growing procedure segments

                                                                    Smith+Nephew


                                 Slide 6 of 12

Technology Synergy

  Only company to offer RF cutting, ablation, shrinkage and mechanical resection combined in a bipolar format

  Only company providing temperature control with feedback

  Broad generator knowledge base

  #1 position in minimally invasive spine procedures

  Complete line of arthroscopic tips

  Able to transfer Catheter capability to new techniques / specialties

  Opportunity to be 1st to market with RF Central &
  Voice Control

                                                                    Smith+Nephew

                                 Slide 7 or 12

Sales Synergy

  Most comprehensive RF technology supplier in the World

  World's largest arthroscopy sales organization

  Experienced direct US sales organization for spine

  Emerging leader in surgeon training with over 4000
  surgeons trained on new techniques in 2001

  Leader in endoscopic equipment financing programs
  - eFast(TM)

  Comprehensive sales training capability including web based training


                                                                    Smith+Nephew

                                 Slide 8 of 12

Consolidation Synergy

  World's best RF / Electromechanical Endoscopic
  R&D team

  Significant economies of scale with sales and marketing expenditures

  World class capital equipment assembly, quality & cost control

  Superior quality & cost management

  #1 global service capability in RF

  Inventory management

Comprehensive post acquisition plan

                                                                    Smith+Nephew


                                 Slide 9 of 12

ORATEC

Cost of Acquisition                  $m
  Tender offer                        291
  Options/warrants                     19
  Cash and investments assumed        (52)
                                     ----
                                      258
  Transaction costs                    11
  Integration costs                    12
                                     ----
                                      281
                                     ====



                                                                    Smith+Nephew


                                 Slide 10 of 12

ORATEC

                                                 As if acquired for full year
                                                            $m

Sales                                                        48
EBIT reported                                                (2)
Integration benefits                                         11
                                                           ----
                                                              9

Interest on $281m                                           (11)
                                                           ----
                                                             (2)

Tax                                                           1
                                                           ----
Earnings effect                                              (1)
                                                           ----

EPS effect                                                 -1/2%

Before:
  Amortization (for 20 years)                               (12)
  Tax losses (cash benefit for 4 years)                       5

Sales growth         2002                                   +10%
                     2003                                   +25%



                                                                    Smith+Nephew


                                 Slide 11 of 12

PPT Slide



                                  Smith+Nephew
                        First Choice in Medical Devices



                                 Slide 12 of 12